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Exhibit 10(o)

TENET HEALTHCARE CORPORATION

FIFTH AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As of November 3, 2004

Originally Dated November 1, 1984

Amended May 21, 1986

Amended April 25, 1994

Amended July 25, 1994

Amended January 28, 1997

Restated as of May 31, 1998

Amended and Restated as of October 9, 2001

Amended and Restated as of July 1, 2003

Amended and Restated as November 5, 2003

TENET HEALTHCARE CORPORATION
FOURTH AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

i

2.42	Plan Year	6
2.43	Prior Service Credit Percentage	6
2.44	Retirement Benefit	6
2.45	Retirement Plans	6
2.46	Subsidiary	6
2.47	Surviving Spouse	7
2.48	Termination of Employment	7
2.49	Termination without Cause	7
2.50	Trust	7
2.51	Trustee	7
2.52	Year	7
2.53	Year of Service	7
ARTICLE III—RETIREMENT BENEFITS		8
3.1	Normal Retirement Benefit	8
3.2	Early Retirement Benefit	8
3.3	Vesting of Retirement Benefit	10
3.4	Deferred Vested Retirement Benefit	10
3.5	Duration of Benefit Payment	11
3.6	Recipients of Benefit Payments	11
3.7	Disability	12
3.8	Change of Control	13
3.9	Golden Parachute Cap	13
ARTICLE IV—PAYMENT		15
4.1	Commencement of Payments	15
4.2	Withholding; Unemployment Taxes	15
4.3	Recipients of Payments	15
4.4	No Other Benefits	15
4.5	No Lump Sum Form of Payment	15
ARTICLE V—SPOUSAL CLAIMS		16
5.1	Spousal Claims	16
5.2	Legal Disability	16
5.3	Assignment	16
ARTICLE VI—ADMINISTRATION OF THE PLAN		17
6.1	The PAC	17
6.2	Powers of the PAC	17
6.3	Appointment of Plan Administrator	17
6.4	Duties of Plan Administrator	17
6.5	Indemnification of the PAC and Plan Administrator	18
6.6	Claims for Benefits	18
6.7	Arbitration	19
6.8	Receipt and Release of Necessary Information	20
6.9	Overpayment and Underpayment of Benefits	20
ARTICLE VII—CONDITIONS RELATED TO BENEFITS		21
7.1	No Right to Assets	21
7.2	No Employment Rights	21
7.3	Right to Terminate or Amend	21
7.4	Offset	21

ii

7.5	Conditions Precedent	21
ARTICLE VIII—MISCELLANEOUS		22
8.1	Gender and Number	22
8.2	Notice	22
8.3	Validity	22
8.4	Applicable Law	22
8.5	Successors in Interest	22
8.6	No Representation on Tax Matters	22
EXHIBIT A		A-1

iii

ARTICLE I

STATEMENT OF PURPOSE

The Supplemental Executive Retirement Plan (the "Plan") has been adopted by Tenet Healthcare Corporation (the "Company") to attract, retain, motivate and provide financial security to highly compensated or management employees (the "Participants") who render valuable services to the Company and its "Subsidiaries," as defined in Article II. It is intended that this Plan will not constitute a "qualified plan" subject to the limitations of section 401(a) of the Internal Revenue Code, nor will it constitute a "funded plan," for purposes of such requirements. It also is intended that this Plan will be exempt from the participation and vesting requirements of Part 2 of Title I of the Employee Retirement Income Security Act of 1974, as amended (the "Act"), the funding requirements of Part 3 of Title I of the Act, and the fiduciary requirements of Part 4 of Title I of the Act by reason of the exclusions afforded plans that are unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

End of Article I

ARTICLE II

DEFINITIONS

When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be a term defined in this Article II. The following words and phrases with the initial letter capitalized will have the meaning set forth in this Article II, unless a different meaning is required by the context in which the word or phrase is used.

2.1
Act means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

2.2
Acquisition refers to a company of which substantially all of its assets or a majority of its capital stock are acquired by, or which is merged with or into, the Company or a Subsidiary.

2.3
Agreement means a written agreement substantially in the form of Exhibit A between the Company and a Participant.

2.4
Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a DRO as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

2.5
Board means the Board of Directors of the Company.

2.6
Change of Control means, with respect to the Company, the occurrence of either of the following events:

(a)
any person as such term is used in Sections 13(c) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, is or becomes the beneficial owner directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

(b)
individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; provided, however, that (i) any individual who becomes a director of the Company subsequent to April 1, 1994, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be deemed to have been a member of the Incumbent Board, and (ii) no individual who was elected initially (after April 1, 1994) as a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any other actual or threatened solicitations of proxies or consents by or on behalf of any person other than the Incumbent Board will be deemed to have been a member of the Incumbent Board.

2.7
Code means the Internal Revenue Code of 1986, as amended, and the regulations and rulings issued thereunder.

2.8
Company means Tenet Healthcare Corporation.

2.9
Compensation Committee means the Compensation Committee of the Board of Directors of the Company.

2.10
Controlled Group Member means with respect to the Company or a Subsidiary, as applicable:

(a)
Any corporation or association that is a member of a controlled group of corporations with the Company or the Subsidiary (within the meaning of section 1563(a) of the Code, determined without regard to section 1563(a)(4) and section 1563(e)(3)(C) of the Code);

  (b)
  Any trade or business (whether or not incorporated) that is under common control with the Company or the Subsidiary as determined in accordance with section 414(c) of the Code;

  (c)
  Any service organization that is a member of an affiliated service group (within the meaning of section 414(m) of the Code) with respect to which the Company or a Subsidiary is a member; and

  (d)
  Any other entity required to be aggregated with the Company or a Subsidiary pursuant to section 414(o) of the Code.

  Depending on the ownership of the Company in a Subsidiary, or the relationship between the Company and such Subsidiary, the Subsidiary may be a Controlled Group Member with respect to the Company.

2.11
Date of Employment means the date on which a person began to perform services directly for the Employer as a result of an Acquisition or becoming an Employee.

2.12
Date of Enrollment means the date on or after June 1, 1984 on which an Employee first becomes a Participant in the Plan, provided that any Employee who becomes a Participant prior to June 1, 1985 will be deemed to have a Date of Enrollment of the later of the Participant's Date of Employment or June 1, 1984.

2.13
Deferred Vested Retirement Benefit means the benefit payable pursuant to Section 3.4.

2.14
Disability means any Termination of Employment during the life of a Participant and prior to Normal Retirement or Early Retirement by reason of a Participant's total and permanent disability. For this purpose, a Participant will be totally and permanently disabled if the Participant qualifies for (a) disability benefits under the LTD Plan, or (b) Social Security disability benefits. If a Participant who qualifies for disability benefits under the LTD Plan or Social Security disability benefits ceases to qualify for such benefits or the payment of such benefits terminates after a specific period of time pursuant to the terms of the policy or statute (e.g., the Participant qualifies for Disability on account of a mental disorder and the LTD Plan limits the payment of benefits to twenty four (24) months), such Participant will be deemed to have recovered from such Disability for purposes of the Plan.

2.15
Disability Retirement Benefit means the benefit payable pursuant to Section 3.7.

2.16
DRO means a domestic relations order that is a judgment, decree, or order (including one that approves a property settlement agreement) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant and is rendered under a state (within the meaning of section 7701(a)(10) of the Code) domestic relations law (including a community property law) and that:

(a)
Creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a Participant under the Plan;

(b)
Does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

(c)
Does not require the Plan to provide increased benefits (determined on the basis of actuarial value);

(d)
Does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a DRO; and

(e)
Clearly specifies: (i) the name and last known mailing address of the Participant and of each Alternate Payee covered by the DRO; (ii) the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined; (iii) the number of payments or payment periods to which such order applies; and (iv) that it is applicable with respect to this Plan.

2.17
Early Retirement means any Termination of Employment during the life of a Participant prior to the attainment of Normal Retirement Age and after attaining Early Retirement Age.

2.18
Early Retirement Age means the date the Participant attains age fifty-five (55) and has completed ten (10) Years of Service or attains age sixty-two (62) with no minimum Years of Service.

2.19
Early Retirement Benefit means the benefit payable pursuant to Section 3.2.

2.20
Earnings means the base salary, any annual cash award paid under the Company's annual incentive plan and any discretionary awards made under the Company's deferred compensation plans by the Employer to such Participant (referred to in Section 3.1 as "Bonus"), but will exclude car and other allowances and other cash and non-cash compensation.

2.21
Effective Date means November 3, 2004, except as specifically provided otherwise herein.

2.22
Eligible Children means all natural or adopted children of a Participant under the age of twenty-one (21), including any child conceived prior to the death of a Participant.

2.23
Employee means any person who regularly performs services on a full-time basis (that is, works a minimum of thirty-two (32) hours a week) for the Employer and receives a salary plus employee benefits normally made available to persons of similar status. The term "Employee" will not include any person who is employed by the Employer in the capacity of an independent contractor, an agent or a leased employee even if such person is determined by the Internal Revenue Service, the Department of Labor or a court of competent jurisdiction to be a common law employee of the Employer.

2.24
Employer means the Company and its Subsidiaries.

2.25
Employment or Service means any continuous period during which an Employee is actively engaged in performing services for the Employer plus the term of any leave of absence approved by the Employer.

2.26
Existing Retirement Benefit Plans Adjustment Factor means the assumed benefit the Participant would be eligible for under Social Security and all Retirement Plans regardless of whether the Participant participates in such plans. The Existing Retirement Benefits Plan Adjustment Factor will be applied only to the base salary component of Final Average Earnings and is a projection of the benefits payable under the Social Security regulations in effect June 1, 1984, and Retirement Plans in effect on June 1, 1984, or the Participant's Date of Enrollment in the Plan, if later. Once established for a Participant, the Existing Retirement Benefits Plan Adjustment Factor will not thereafter be altered to reflect any reduction in benefits under Social Security. At the direction of the Compensation Committee, the Existing Retirement Benefits Plan Adjustment Factor may be adjusted from time to time to reflect changes under the following conditions:

(a)
a Participant is transferred to different Retirement Plans;

(b)
the Employer's contribution to a Retirement Plan is increased or decreased from the percentage used for the original calculation of the Participant's Existing Retirement Benefits Plan Adjustment Factor; or

(c)
the Participant becomes eligible for other Retirement Plans adopted by the Employer which would provide benefits greater or less than the Retirement Plan considered in calculating the Participant's original Existing Retirement Benefits Plan Adjustment Factor.

2.27
Final Average Earnings means the Participant's highest average monthly Earnings for any sixty (60) consecutive months during the ten (10) years, or actual employment period if less, preceding Termination of Employment.

2.28
Five Percent Owner means any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than five percent (5%) of the outstanding stock of the Company, a Subsidiary or a Controlled Group Member or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company, Subsidiary or Controlled Group Member. The rules of sections 414(b), (c) and (m) of the Code will not apply for purposes of applying these ownership rules. Thus, this ownership test will be applied separately with respect to the Company, each Subsidiary and each Controlled Group Member.

2.29
Incumbent Board means the Board in effect as of April 1, 1994.

2.30
Initial Election Period means the thirty (30) day period immediately following the Participant's Date of Enrollment during which a Participant may elect the time at which to receive a distribution of Early Retirement Benefits pursuant to Section 3.2(b); provided, however, that in order to comply with the JOBs Act with respect to benefit accruals prior to January 1, 2005, a special Initial Election Period of April 30, 2005 to May 30, 2005 will apply for this purpose for the 2005 Plan Year.

2.31
JOBs Act means the American Jobs Creation Act of 2004 and any regulations or rulings issued thereunder. The provisions of this Plan will be construed and administered in a manner that enables the Plan to comply with the provisions of the JOBs Act.

2.32
Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year was:

(a)
an officer of the Company, a Subsidiary or a Controlled Group Member having compensation within the meaning of section 415(c) of the Code of greater than one hundred thirty thousand dollars ($130,000) (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002)(such limit is $135,000 for 2005);

(b)
a Five Percent Owner; or

(c)
a One Percent Owner having compensation within the meaning of section 415(c) of the Code of more than one hundred fifty thousand dollars ($150,000).

  The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and other guidance of general applicability issued thereunder. For purposes of determining whether an Employee or former Employee is an officer, a Five Percent Owner or a One Percent Owner, the Company, each Subsidiary and each Controlled Group Member will be treated as a separate employer (i.e., the controlled group rules of sections 414(b), (c), (m) and (o) of the Code will not apply). Conversely, for purposes of determining whether the one hundred thirty thousand dollar ($130,000) adjusted limit on compensation (such limit is $135,000 for 2005) is met under the officer test described in Section 2.32(a), compensation from the Company or Subsidiary and all Controlled Group Members will be taken into account (i.e., the controlled group rules of sections 414(b), (c), (m) and (o) of the Code will apply). Further, in determining who is an officer under the officer test described in Section 2.32(a), no more than fifty (50) employees of the Company or Subsidiary and its Controlled Group Members (i.e., the controlled group rules of sections 414(b), (c), (m) and (o) of the Code will apply) will be treated as officers. If the number of officers exceeds fifty (50), the determination of which Employees or former Employees are officers will be determined based on who had the largest annual compensation from the Company or Subsidiary and Controlled Group Members for the Plan Year.

2.33
LTD Plan means the Company's group long-term disability plan or under any similar plan provided by the Employer, as now in effect or as hereinafter amended.

2.34
Normal Retirement means any Termination of Employment during the life of a Participant on or after attaining Normal Retirement Age.

2.35
Normal Retirement Age means the date on which the Participant attains age sixty-five (65).

2.36
Normal Retirement Benefit means the benefit payable pursuant to Section 3.1.

2.37
Normal Retirement Date means the first day of the calendar month following the Participant's attainment of Normal Retirement Age.

2.38
One Percent Owner means any person who would be described in Section 2.28 if "one percent (1%)" were substituted for "five percent (5%)" each place where it appears therein.

2.39
PAC means the Pension Administration Committee of the Company established by the Compensation Committee, and whose members have been appointed by the Compensation Committee. The PAC will have the responsibility to administer the Plan and make final determinations regarding claims for benefits, as described in Article V.

2.40
Participant means any Employee selected to participate in this Plan by the Compensation Committee, in its sole and absolute discretion.

2.41
Plan Administrator means the individual or entity appointed by the PAC to handle the day-to-day administration of the Plan, including but not limited to determining the amount of a Participant's benefits and complying with all applicable reporting and disclosure obligations imposed on the Plan. If the PAC does not appoint an individual or entity as Plan Administrator, the PAC will serve as the Plan Administrator.

2.42
Plan Year means the fiscal year of this Plan, which will commence on January 1 each year and end on December 31 of such year.

2.43
Prior Service Credit Percentage means the percentage to be applied to a Participant's Years of Service with the Employer prior to his or her Date of Enrollment in the Plan, in accordance with the following formula:

Years of Service After Date of Enrollment	Prior Service Credit Percentage
During 1st year	25
During 2nd year	35
During 3rd year	45
During 4th year	55
During 5th year	75
After 5th year	100

  In the event of the death or Disability of a Participant while an Employee at any age or the Normal Retirement or Early Retirement of a Participant after age sixty (60), the Participant's Prior Service Credit Percentage will be one hundred (100).

2.44
Retirement Benefit means an Early Retirement Benefit, Normal Retirement Benefit, Disability Retirement Benefit, or Deferred Vested Retirement Benefit payable pursuant to Article III.

2.45
Retirement Plans means any qualified defined benefit pension plan or qualified defined contribution plan maintained by the Employer.

2.46
Subsidiary means any corporation, partnership, venture or other entity in which the Company owns fifty percent (50%) of the capital stock or otherwise has a controlling interest as determined by the Compensation Committee, in its sole and absolute discretion. Generally, a Subsidiary will only be a Controlled Group Member with respect to the Company if the Company owns at least eighty percent (80%) of the capital stock of the Subsidiary.

2.47
Surviving Spouse means the person legally married to a Participant for at least one (1) year prior to the earlier of the Participant's death or Termination of Employment. If the Participant is not married at the time he incurs a Termination of Employment and marries after that date, such spouse will not qualify as a Surviving Spouse for purposes of the Plan.

2.48
Termination of Employment means the ceasing of the Participant's Employment for any reason whatsoever, whether voluntarily or involuntarily.

2.49
Termination without Cause means, for purposes of Section 3.8, the termination of a Participant by the Employer without cause or a voluntary termination of employment by the Participant within two (2) years of a Change in Control following:

(a)
a material downward change in job functions, duties, or responsibilities which reduce the rank or position of the Participant;

(b)
a reduction in the Participant's annual base salary;

(c)
a material reduction in the Participant's annual incentive plan bonus payment other than for financial performance as it broadly applies to all similarly situated active Participants in the same plan;

(d)
a material reduction in the Participant's retirement or supplemental retirement benefits that does not broadly apply to all active Participant's in the same plan; or

(e)
a transfer of a Participant's office to a location that is more than fifty (50) miles from the Participant's current principal office location.

2.50
Trust means the 1994 Tenet Healthcare Corporation Supplemental Executive Retirement Plan Trust, dated May 25, 1994 and amended and restated on July 25, 1994, the assets of which are to be used for the payment of Retirement Benefits under this Plan.

2.51
Trustee means the individual or entity appointed as trustee under the Trust.

2.52
Year means a period of twelve (12) consecutive calendar months.

2.53
Year of Service means each complete year (up to a maximum of twenty (20)) of continuous service (up to age sixty-five (65)) as an Employee of the Employer beginning with the Date of Employment with the Employer. Years of Service will be deemed to have begun as of the first day of the calendar month of Employment and to have ceased on the last day of the calendar month of Employment. Years of Service prior to an Employee's Date of Enrollment in the Plan will be credited on a pro-rated basis pursuant to Section 2.43.

End of Article II

ARTICLE III

RETIREMENT BENEFITS

3.1
Normal Retirement Benefit.

(a)
Calculation of Normal Retirement Benefit. Upon a Participant's Normal Retirement, the Participant will be entitled to receive a monthly Normal Retirement Benefit for the Participant's lifetime which is determined in accordance with the Benefit Formula set forth below, adjusted by the Vesting Percentage in Section 3.3. Payment of such Normal Retirement Benefit will commence as of the Participant's Normal Retirement Date, subject to the six (6) month restriction applicable to Key Employees, described in Section 4.1 of the Plan. Except as provided below, the amount of such monthly Normal Retirement Benefit will be determined by using the following formula:

    X = [A1 × [B1 + [B2 X C]] × [2.7% - D] × E] + [A2 × [B1 + [B2 X C] × 2.7% × E]

X =	Normal Retirement Benefit
A1 =	Final Average Earnings (From Base Salary)
A2 =	Final Average Earnings (From Bonus)
B1 =	Years of Service After Date of Enrollment
B2 =	Years of Service Prior to Date of Enrollment
C =	Prior Service Credit Percentage
D =	Existing Retirement Benefit Plans Adjustment Factor
E =	Vesting Percentage

    Note: B1 and B2 Years of Service combined cannot exceed twenty (20) years.

    To the extent that a Participant incurred a Termination of Employment prior to the Effective Date, such Participant's Normal Retirement Benefit, Early Retirement Benefit, Disability Retirement Benefit or Deferred Vested Retirement Benefit, as applicable, will be determined under the benefit formula as in effect at the time the Participant's Termination of Employment. However, the remaining provisions of this Plan, including but, not limited to, the distribution provisions of Article IV and the claims procedures set forth in Section 6.6, will apply to such Participant.

  (b)
  Death After Commencement of Normal Retirement Benefits. If a Participant who is receiving a Normal Retirement Benefit dies, his or her Surviving Spouse or Eligible Children will be entitled to receive (in accordance with Sections 3.5 and 3.6) a benefit equal to fifty percent (50%) of the Participant's Normal Retirement Benefit.

  (c)
  Death After Normal Retirement Age But Before Normal Retirement. If a Participant who is eligible for Normal Retirement dies while an Employee after attaining age sixty-five (65), his or her Surviving Spouse or Eligible Children will be entitled to receive (in accordance with Sections 3.5 and 3.6) the installments of the Normal Retirement Benefit which would have been payable to the Surviving Spouse or Eligible Children in accordance with Section 3.1(b) as if the Participant had retired from the Employer on the day before he or she died.

3.2
Early Retirement Benefit.

(a)
Calculation of Early Retirement Benefit. Upon a Participant's Early Retirement, the Participant will be entitled to receive a monthly Early Retirement Benefit for the Participant's lifetime commencing on the Participant's Normal Retirement Date, calculated in accordance with Section 3.1 and Section 3.3 with the following adjustments:

    (i)
    Only the Participant's actual Years of Service, adjusted appropriately for the Prior Service Credit Percentage, as of the date of Early Retirement will be used.

    (ii)
    For purposes of determining Final Average Earnings, only the Participant's Earnings as of the date of Early Retirement will be used.

    (iii)
    To arrive at the payments to commence at Normal Retirement, the amount calculated under Section 3.2(a)(i) and Section 3.2(a)(ii) will be reduced by 0.25% for each month Early Retirement occurs before age sixty-two (62).

  (b)
  Early Payment of Benefits. Effective January 1, 2005, a Participant may elect during the Initial Election Period to receive a distribution of his or her Early Retirement Benefit on the first day of the calendar month following the date of his or her Early Retirement rather than on his or her Normal Retirement Date as specified in Section 3.2(a). Payment of such Early Retirement Benefit will be subject to the six (6) month restriction applicable to Key Employees, described in Section 4.1 of the Plan. A Participant who makes this election, will have the amount calculated under Section 3.2(a) further reduced by 0.25% for each month that the date of commencement of payment precedes the date on which the Participant will attain age sixty-two (62).

    A Participant who elects to commence distribution of his or her Early Retirement Benefit prior to his or her Normal Retirement Date pursuant to this Section 3.2(b), may subsequently elect to delay the distribution of such benefit for a period of at least five (5) years but not later than the Participant's Normal Retirement Date by making an election to defer such distribution at least twelve (12) months prior to the date that the Early Retirement Benefit would otherwise be paid (i.e., at least twelve (12) months prior to Early Retirement). Under the terms of the Plan, Early Retirement Benefit payments must commence by the Participant's Normal Retirement Date. Accordingly, any such election to defer payment may not be made on or after the Participant has attained age sixty (60).

  (c)
  Death After Early Retirement Benefits Commence. If a Participant dies after commencement of the payment of his or her Early Retirement Benefit, his or her Surviving Spouse or Eligible Children will be entitled to receive (in accordance with Sections 3.5 and 3.6) a benefit equal to fifty percent (50%) of the Participant's Early Retirement Benefit.

  (d)
  Death After Early Retirement But Before Benefit Commencement. If a Participant dies after his or her Early Retirement but before benefits have commenced his or her Surviving Spouse or Eligible Children will be entitled to receive (in accordance with Sections 3.5 and 3.6) a benefit equal to fifty percent (50%) of the benefit that would have been payable on the date of the Participant's death had he or she elected to have benefits commence on that date.

  (e)
  Death of Employee After Attainment of Early Retirement Age but Before Early Retirement. If a Participant dies after attaining Early Retirement Age but before taking Early Retirement, his or her Surviving Spouse or Eligible Children will be entitled to receive (in accordance with Sections 3.5 and 3.6) a benefit equal to fifty percent (50%) of the Participant's Early Retirement Benefit determined as if the Participant had retired on the day prior to his or her death with payments commencing on the first of the month following the Participant's death. The benefits payable to a Surviving Spouse or Eligible Children under this Section 3.2(e) will be no less than the benefits payable to a Surviving Spouse or Eligible Children under Section 3.4 (regarding the Deferred Vested Retirement Benefit) as if the Participant had died immediately prior to age fifty-five (55).

3.3
Vesting of Retirement Benefit. A Participant's interest in his or her Retirement Benefit will, subject to Section 7.5 (regarding Conditions Precedent), vest in accordance with the following schedule:

Years of Service	Vesting Percentage
Less than 5	0
5 but less than 6	25
6 but less than 7	30
7 but less than 8	35
8 but less than 9	40
9 but less than 10	45
10 but less than 11	50
11 but less than 12	55
12 but less than 13	60
13 but less than 14	65
14 but less than 15	70
15 but less than 16	75
16 but less than 17	80
17 but less than 18	85
18 but less than 19	90
19 but less than 20	95
20 or more	100

  Notwithstanding the foregoing, a Participant who is at least sixty (60) years old and who has completed at least five (5) Years of Service will be fully vested, subject to Section 7.5 (regarding Conditions Precedent), in his or her Retirement Benefit. Except as required otherwise by applicable law, no Years of Service will be credited for Service after age sixty-five (65) or for more than twenty (20) years.

3.4
Deferred Vested Retirement Benefit. Upon any Termination of Employment of the Participant before Normal Retirement or Early Retirement for reasons other than death or Disability such Participant will be entitled to a Deferred Vested Retirement Benefit, commencing on the Participant's Normal Retirement Date, calculated under Section 3.1 and 3.3 but with the following adjustments:

(a)
Calculation of Years of Service. Only the Participant's actual Years of Service, adjusted appropriately for the Prior Service Credit Percentage, as of the date of his or her Termination of Employment will be used.

(b)
Calculation of Earnings. For purposes of determining Final Average Earnings, as used in Section 3.1, only the Participant's Earnings prior to the date of his or her Termination of Employment will be used.

(c)
Early Termination Reduction. To arrive at the payments to commence at the Participant's Normal Retirement Date, the amount calculated under Section 3.1(a) and Section 3.3 will be reduced by 0.25% for each month the Participant's Termination of Employment occurs before age sixty-two (62).

(d)
Death After Commencement of Payments. If a Participant dies after commencement of the payment of his or her Deferred Vested Retirement Benefit under this Section 3.4, his or her Surviving Spouse or Eligible Children will be entitled at Participant's death to receive (in accordance with Sections 3.5 and 3.6) a benefit equal to fifty percent (50%) of the Participant's Deferred Vested Retirement Benefit.

  (e)
  Death after Termination of Employment. If a Participant, who has a vested interest under Section 3.3, dies after Termination of Employment but at death is not receiving any Deferred Vested Retirement Benefits under this Plan and was not eligible for an Early Retirement Benefit pursuant to Section 3.2, his or her Surviving Spouse or Eligible Children will be entitled to receive (in accordance with Sections 3.5 and 3.6) commencing on the date that would have been the Participant's Normal Retirement Date, a benefit equal to fifty percent (50%) of the Deferred Vested Retirement Benefit which would have been payable to the Participant at his or her Normal Retirement Date.

  (f)
  Death while an Employee. If a Participant, who has a vested interest under Section 3.3, dies while still actively employed by the Employer before he or she was eligible for Early Retirement, his or her Surviving Spouse or Eligible Children will be entitled at the Participant's death to receive a benefit equal to fifty percent (50%) of the Participant's Retirement Benefit (in accordance with Sections 3.5 and 3.6) calculated as if the Participant was age fifty-five (55) and eligible for Early Retirement on the day before the Participant's death; provided, however, that the combined reductions for Early Retirement and early payment will not exceed twenty-one percent (21%) of the amount calculated under Sections 3.2(a)(i) and (ii).

  (g)
  Actuarial Reduction. To arrive at the amount of the Deferred Vested Retirement Benefit payments to commence at the Participant's Normal Retirement Date, the amount calculated under Section 3.4(a), Section 3.4(b), Section 3.4(d), and Section 3.4(e) will be reduced by the maximum percentage reduction for Early Retirement at age fifty-five (55) (i.e., twenty-one percent (21%)).

3.5
Duration of Benefit Payment.

(a)
Participant Benefit Payments. The Normal Retirement Benefit, Early Retirement Benefit, Disability Retirement Benefit or Deferred Vested Retirement Benefit under the Plan will be payable to the Participant in the form of a monthly benefit payable for life.

(b)
Surviving Spouse Benefit Payments. The benefit payable to a Surviving Spouse under the Plan will be paid in the form of a monthly benefit payable for life; provided, that all benefits payable to the Surviving Spouse are subject to actuarial reduction if the Surviving Spouse is more than three (3) years younger than the Participant.

(c)
Eligible Children Benefit Payments. The benefit payable to a Participant's Eligible Children under the Plan will be paid in the form of a monthly benefit payable until each such child reaches age twenty-one (21).

3.6
Recipients of Benefit Payments.

(a)
Death without Surviving Spouse. If a Participant dies without a Surviving Spouse but is survived by any Eligible Children, then the Participant's Retirement Benefit will be paid to his or her Eligible Children. The total monthly benefit payable will be equal to the monthly benefit that a Surviving Spouse would have received without actuarial reduction. This benefit will be paid in equal shares to all Eligible Children until the youngest of the Eligible Children attains age twenty-one (21). When any of the Eligible Children reaches twenty-one (21), his or her share of the total monthly benefit will be reallocated equally to the remaining Eligible Children

(b)
Death of Surviving Spouse. If the Surviving Spouse dies after the death of the Participant but is survived by Eligible Children then the total monthly benefit previously paid to the Surviving Spouse will be paid in equal shares to all Eligible Children until the youngest of the Eligible Children attains age twenty-one (21). When any of the Eligible Children reaches twenty-one

    (21), his or her share of the total monthly benefit will be reallocated equally to the remaining Eligible Children.

  (c)
  Death without Surviving Spouse or Eligible Children. If the Participant dies without a Surviving Spouse or Eligible Children, no additional benefits will be paid under this Plan with respect to that Participant.

3.7
Disability.

(a)
Disability Retirement Benefit. Any Participant, who is under Disability upon reaching Normal Retirement Age (i.e., Age 65) will be paid, as a Disability Retirement Benefit, the Normal Retirement Benefit in accordance with Section 3.1 based on his or her vested interest as determined under Section 3.3 and Section 3.7(b). Payment of the Disability Retirement Benefit will begin as of the Participant's Normal Retirement Date.

(b)
Continued Accrual of Vesting Service. Upon a Participant's Disability while an Employee of the Employer, the Participant will continue to accrue Years of Service for purposes of vesting under Section 3.3 of this Plan during his or her Disability until the earliest of his or her:

(i)
Recovery from Disability;

(ii)
Attainment of Normal Retirement Age; or

(iii)
Death.

(c)
Not Eligible for Early Retirement Benefit. If a Participant is receiving disability payments under a LTD Plan, he or she will not be entitled to receive an Early Retirement Benefit under this Plan.

(d)
Calculation of Earnings. For purposes of calculating the amount of the Disability Retirement Benefit, the Participant's Final Average Earnings will be determined using his or her Earnings up to the date of Disability.

(e)
Death prior to Attainment of Early Retirement Age. If a Participant, who has a vested interest as determined under this Section 3.7 and Section 3.3, dies while on Disability before he or she attained Early Retirement Age, his or her Surviving Spouse or Eligible Children will be entitled at the Participant's death to receive a benefit equal to fifty percent (50%) of the Participant's Retirement Benefit (in accordance with Sections 3.5 and 3.6) calculated under Section 3.2 as if the Participant was age fifty-five (55) and eligible for Early Retirement on the day before the Participant's death; provided, however, that the combined reductions for Early Retirement and early payment will not exceed twenty-one percent (21%) of the amount calculated under Sections 3.2(a)(i) and (ii).

(f)
Death after Attainment of Early Retirement Age. If a Participant dies after attaining Early Retirement Age while on Disability, his or her Surviving Spouse or Eligible Children will be entitled to receive (in accordance with Sections 3.5 and 3.6) a benefit equal to fifty percent (50%) of the Participant's Early Retirement Benefit determined as if the Participant had retired on the day prior to his or her death with payments commencing on the first of the month following the Participant's death. The benefits payable to a Surviving Spouse or Eligible Children under this Section 3.7(f) will be no less than the benefits payable to a Surviving Spouse or Eligible Children under Section 3.4 (regarding the Deferred Vested Retirement Benefit) as if the Participant had died immediately prior to age fifty-five (55).

(g)
Death after Commencement of Payments. If a Participant dies after his or her commencement of Disability Retirement Benefits under this Section 3.7, his or her Surviving Spouse or Eligible Children will be entitled at the Participant's death to receive (in accordance with

    Sections 3.5 and 3.6) a benefit equal to fifty percent (50%) of the Participant's Disability Retirement Benefit.

3.8
Change of Control.

(a)
Calculation of Benefits. Effective January 1, 2005, in the event of a Change of Control while this Plan remains in effect, each Participant will be fully vested in his or her Retirement Benefit, without regard to the Participant's Years of Service and the amount of such benefit will be calculated by granting the Participant Prior Service Credit under Sections 3.1 and 3.2 for all Years of Service prior to his or her Date of Enrollment. Any election made by the Participant during the Initial Election Period to receive a distribution of his or her Early Retirement Benefit will be cancelled upon the occurrence of a Change of Control. Rather, upon a Termination of Employment, the Participant will be entitled to receive the Normal Retirement Benefit described in Section 3.1 and calculated pursuant to this Section 3.8(a), commencing on the first day of the calendar month following the later of (i) the date of such Termination of Employment or (ii) the Participant's attainment of age sixty (60) with no reduction by virtue of Section 3.2(a) or Section 3.2(b). Payment of such Retirement Benefit will be subject to the six (6) month restriction applicable to Key Employees, described in Section 4.1 of the Plan.

(b)
Benefits for Certain Employees as of April 1, 1994. Effective January 1, 2005, with respect to a Participant who is an Employee actively at work on April 1, 1994, with the corporate office or a division of the Employer which has not been declared to be a discontinued operation, who has not yet begun to receive benefit payments under the Plan and who incurs a Termination without Cause, the provisions of Section 3.8(a) above will not apply and instead a Participant's Retirement Benefit under this Plan will be determined by:

(i)
granting the Participant full Prior Service Credit under Sections 3.1 and 3.2 for all Years of Service prior to his or her Date of Enrollment;

(ii)
crediting the Participant with three (3) additional Years of Service (with total Years of Service not to exceed twenty (20) years); and

(iii)
replacing the definition of Earnings under Article II with the following "the base salary and the annual cash bonus paid to a Participant by the Employer, excluding (A) any cash bonus paid under the LTIP, (B) any car and other allowances and (C) other cash and non-cash compensation."

    Further, the Participant will be fully vested in such Retirement Benefit without regard to his or her Years of Service. Any election made by the Participant during the Initial Election Period to receive a distribution of his or her Early Retirement Benefit will be cancelled upon the occurrence of a Change of Control.

    Upon the Participant's Termination of Employment, the Participant will be entitled to receive such Retirement Benefit commencing on the first day of the calendar month following the later of (i) the date of such Termination of Employment or (ii) the Participant's attainment of age sixty (60), without reduction by virtue of Section 3.2(a) or (b), subject to the six (6) month restriction applicable to Key Employees described in Section 4.1.

  (c)
  Benefits for Active Employees. For a Participant who (i) is an active Employee, (ii) has not yet begun to receive benefit payments under the Plan, and (iii) incurs a Termination without Cause within two (2) years following a Change of Control while this Plan remains in effect, the provisions of Section 7.5(b)(ii) (Regarding Conditions Precedent) will not apply.

3.9
Golden Parachute Cap. In no event will the total present value of all payments under this Plan that are payable to a Participant upon a Termination of Employment and that are contingent upon a change of control in accordance with the rules set forth in section 280G of the Code, when added to the present value of all other payments that are payable to the Participant and are contingent upon a change of control in accordance with the rules set forth in section 280G of the Code, exceed an amount equal to two hundred ninety-nine percent (299%) of the Participant's "base amount" as that term is defined in section 280G of the Code and the amount of the benefits payable to the Participant under this Plan will be reduced accordingly to achieve that result.

End of Article III

ARTICLE IV

PAYMENT

4.1
Commencement of Payments. Benefit payments under this Plan generally will begin on the Participant's Normal Retirement Date; provided, that in the case of a benefit payable on account of Early Retirement, a Termination of Employment following a Change of Control or death, benefit payments will begin not later than the first day of the calendar month following the occurrence of the event which entitles the Participant (or a Surviving Spouse or Eligible Children) to benefits under this Plan. However, effective January 1, 2005, benefit payments under this Plan that are payable to a Key Employee on account of a Termination of Employment will be delayed for a period of six months following such Participant's Termination of Employment.

4.2
Withholding; Unemployment Taxes. Any taxes required to be withheld by the Federal or any state or local government will be withheld from payments under this Plan to the extent required by the law in effect at the time payments are made.

4.3
Recipients of Payments. All Retirement Benefit payments to be made by the Employer under the Plan will be made to the Participant during his or her lifetime. All subsequent payments under the Plan will be made by the Plan to the Participant's Surviving Spouse or Eligible Children.

4.4
No Other Benefits. No other benefits will be payable under this Plan to the Participant or his or her Surviving Spouse or Eligible Children by reason of the Participant's Termination of Employment or otherwise, except as specifically provided herein.

4.5
No Lump Sum Form of Payment. As of the Effective Date, no lump sum form of payment will be payable from the Plan with respect to any Participant regardless of when such Participant incurs a Termination of Employment.

End of Article IV

ARTICLE V

SPOUSAL CLAIMS

5.1
Spousal Claims.

(a)
An Alternate Payee may be awarded all or a portion of the Participant's Retirement Benefits pursuant to the terms of a DRO, in which case such benefits will be payable to the Alternate Payee at the same time and in the same form of payment as the Participant's.

(b)
Any taxes or other legally required withholdings from payments to such Alternate Payee will be deducted and withheld by the Company, benefit provider or funding agent. The Alternate Payee will be provided with a tax withholding election form for purposes of federal and state tax withholding, if applicable.

(c)
The Plan Administrator will have sole and absolute discretion to determine whether a judgment, decree or order is a DRO, to determine whether a DRO will be accepted for purposes of this Section 5.1 and to make interpretations under this Section 5.1, including determining who is to receive benefits, all calculations of benefits and determinations of the form of such benefits, and the amount of taxes to be withheld. The decisions of the Plan Administrator will be binding on all parties with an interest.

(d)
Any benefits payable to an Alternate Payee pursuant to the terms of a DRO will be subject to all provisions and restrictions of the Plan and any dispute regarding such benefits will be resolved pursuant to the Plan claims procedure in Article VI.

5.2
Legal Disability. If a person entitled to any payment under this Plan will, in the sole judgment of the Plan Administrator, be under a legal disability, or otherwise will be unable to apply such payment to his or her own interest and advantage, the Plan Administrator, in the exercise of its discretion, may direct the Company or payor of the benefit to make any such payment in any one or more of the following ways:

(a)
Directly to such person;

(b)
To his or her legal guardian or conservator; or

(c)
To his or her spouse or to any person charged with the duty of his or her support, to be expended for his or her benefit and/or that of his or her dependents.

  The decision of the Plan Administrator will in each case be final and binding upon all persons in interest, unless the Plan Administrator will reverse its decision due to changed circumstances.

5.3
Assignment. Except as provided in Section 5.1, no Participant, Surviving Spouse or Eligible Child will have any right to assign, pledge, transfer, convey, hypothecate, anticipate or in any way create a lien on any amounts payable hereunder. No amounts payable hereunder will be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act, or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants or their Surviving Spouses or Eligible Children. The Company may assign all or a portion of this Plan to any Subsidiary which employs any Participant.

End of Article V

ARTICLE VI

ADMINISTRATION OF THE PLAN

6.1
The PAC. The overall administration of the Plan will be the responsibility of the PAC.

6.2
Powers of the PAC. The PAC will have sole and absolute discretion regarding the exercise of its powers and duties under this Plan. In order to effectuate the purposes of the Plan, the PAC will have the following powers and duties:

(a)
To appoint the Plan Administrator;

(b)
To review and render decisions respecting a denial of a claim for benefits under the Plan;

(c)
To construe the Plan and to make equitable adjustments for any mistakes or errors made in the administration of the Plan;

(d)
To carry out the duties expressly reserved to it under the Plan; and

(e)
To determine and resolve, in its sole and absolute discretion, all questions relating to the administration of the Plan and the Trust (i) when differences of opinion arise between the Company, a Subsidiary, the Plan Administrator, the Trustee, a Participant, or any of them, and (ii) whenever it is deemed advisable to determine such questions in order to promote the uniform and nondiscriminatory administration of the Plan for the greatest benefit of all parties concerned.

  The foregoing list of express powers is not intended to be either complete or conclusive, and the PAC will, in addition, have such powers as it may reasonably determine to be necessary or appropriate in the performance of its powers and duties under the Plan.

6.3
Appointment of Plan Administrator. The PAC will appoint the Plan Administrator, who will have the responsibility and duty to administer the Plan on a daily basis. The PAC may remove the Plan Administrator with or without cause at any time. The Plan Administrator may resign upon written notice to the PAC.

6.4
Duties of Plan Administrator. The Plan Administrator will have sole and absolute discretion regarding the exercise of its powers and duties under this Plan. The Plan Administrator will have the following powers and duties:

(a)
To direct the administration of the Plan in accordance with the provisions herein set forth;

(b)
To adopt rules of procedure and regulations necessary for the administration of the Plan, provided such rules are not inconsistent with the terms of the Plan;

(c)
To determine all questions with regard to rights of Participants under the Plan including, but not limited to, questions involving the amount of a Participant's benefits;

(d)
To enforce the terms of the Plan and any rules and regulations adopted by the PAC;

(e)
To review and render decisions respecting a claim for a benefit under the Plan;

(f)
To furnish the Employer with information required for tax or other purposes;

(g)
To engage the service of counsel (who may, if appropriate, be counsel for the Employer), actuaries, and agents whom it may deem advisable to assist it with the performance of its duties;

(h)
To prescribe procedures to be followed by distributees in obtaining benefits;

(i)
To receive from the Employer and from Participants such information as is necessary for the proper administration of the Plan;

  (j)
  To create and maintain such records and forms as are required for the efficient administration of the Plan;

  (k)
  To make all determinations and computations concerning the benefits to which any Participant is entitled under the Plan;

  (l)
  To give the Trustee specific directions in writing with respect to:

  (i)
  the making of distribution payments, giving the names of the payees, the amounts to be paid and the time or times when payments will be made; and

  (ii)
  the making of any other payments which the Trustee is not by the terms of the trust agreement authorized to make without a direction in writing by the Plan Administrator or the Company;

  (m)
  To comply with all applicable lawful reporting and disclosure requirements of the Act;

  (n)
  To comply (or transfer responsibility for compliance to the Trustee) with all applicable federal income tax withholding requirements for benefit distributions; and

  (o)
  To construe the Plan, in its sole and absolute discretion, and make equitable adjustments for any mistakes and errors made in the administration of the Plan.

  The foregoing list of express duties is not intended to be either complete or conclusive, and the Plan Administrator will, in addition, exercise such other powers and perform such other duties as it may deem necessary, desirable, advisable or proper for the supervision and administration of the Plan.

6.5
Indemnification of the PAC and Plan Administrator. To the extent not covered by insurance, or if there is a failure to provide full insurance coverage for any reason, and to the extent permissible under corporate by-laws and other applicable laws and regulations, the Company agrees to hold harmless and indemnify the PAC and Plan Administrator against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including, without limitation, costs of defense and reasonable attorneys' fees, based upon or arising out of any act or omission relating to or in connection with the Plan other than losses resulting from the PAC's, or any such person's, fraud or willful misconduct.

6.6
Claims for Benefits.

(a)
Initial Claim. In the event that an Employee, Participant, Surviving Spouse or Eligible Child claims to be eligible for benefits, or claims any rights under this Plan, he or she must complete and submit such claim forms and supporting documentation as will be required by the Plan Administrator, in its sole and absolute discretion. Likewise, any Participant, Surviving Spouse or Eligible Child who feels unfairly treated as a result of the administration of the Plan, must file a written claim, setting forth the basis of the claim, with the Plan Administrator. In connection with the determination of a claim, or in connection with review of a denied claim, the claimant may use representation and may examine this Plan, and any other pertinent documents generally available to Participants that are specifically related to the claim.

    A written notice of the disposition of any such claim will be furnished to the claimant within ninety (90) days after the claim is filed with the Plan Administrator. Such notice will refer, if appropriate, to pertinent provisions of this Plan, will set forth in writing the reasons for denial of the claim if a claim is denied (including references to any pertinent provisions of this Plan) and, where appropriate, will describe any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary. If the claim is denied, in whole or in part, the claimant will also be notified of the

    Plan's claim review procedure and the time limits applicable to such procedure, including the claimant's right to arbitration following an adverse benefit determination on review as provided below. All benefits provided in this Plan as a result of the disposition of a claim will be paid as soon as practicable following receipt of proof of entitlement, if requested.

  (b)
  Request for Review. Within ninety (90) days after receiving the written notice of the Plan Administrator's disposition of the claim, the claimant may file with the PAC a written request for review of his or her claim. In connection with the request for review, the claimant will be entitled to be represented by counsel and will be given, upon request and free of charge, reasonable access to all pertinent documents for the preparation of his claim. If the claimant does not file a written request for review within ninety (90) days after receiving written notice of the Plan Administrator's disposition of the claim, the claimant will be deemed to have accepted the Plan Administrator's written disposition, unless the claimant will have been physically or mentally incapacitated so as to be unable to request review within the ninety (90) day period.

  (c)
  Decision on Review. After receipt by the PAC of a written application for review of his or her claim, the PAC will review the claim taking into account all comments, documents, records and other information submitted by the claimant regarding the claim without regard to whether such information was considered in the initial benefit determination. The PAC will notify the claimant of its decision by delivery or by certified or registered mail to his or her last known address. A decision on review of the claim will be made by the PAC at its next meeting following receipt of the written request for review. If no meeting of the PAC is scheduled within forty-five (45) days of receipt of the written request for review, then the PAC will hold a special meeting to review such written request for review within such forty-five (45)-day period. If special circumstances require an extension of the forty-five (45)-day period, the PAC will so notify the claimant and a decision will be rendered within ninety (90) days of the receipt of the request for review. In any event, if a claim is not determined by the PAC within ninety (90) days of receipt of written submission for review, it will be deemed to be denied.

    The decision of the PAC will be provided to the claimant as soon as possible but no later than five (5) days after the benefit determination is made. The decision will be in writing and will include the specific reasons for the decision presented in a manner calculated to be understood by the claimant and will contain references to all relevant Plan provisions on which the decision was based. Such decision will also advise the claimant that he may receive upon request, and free of charge, reasonable access to and copies of all documents, records and other information relevant to his or her claim and will inform the claimant of his or her right to arbitration in the case of an adverse decision regarding his or her appeal. The decision of the PAC will be final and conclusive.

6.7
Arbitration. In the event the claims review procedure described in Section 6.6 of the Plan does not result in an outcome thought by the claimant to be in accordance with the Plan document, he or she may appeal to a third party neutral arbitrator. The claimant must appeal to an arbitrator within sixty (60) days after receiving the PAC's denial or deemed denial of his or her request for review and before bringing suit in court.

  The arbitrator will be mutually selected by the claimant and the PAC from a list of arbitrators provided by the American Arbitration Association ("AAA"). If the parties are unable to agree on the selection of an arbitrator within 10 days of receiving the list from the AAA, the AAA will appoint an arbitrator. The arbitrator's review will be limited to interpretation of the Plan document in the context of the particular facts involved. The claimant, the PAC and the Company agree to accept the award of the arbitrator as binding, and all exercises of power by the arbitrator hereunder will be final, conclusive and binding on all interested parties, unless found by a court of competent jurisdiction, in a final judgment that is no longer subject to review or appeal, to be arbitrary and capricious. The costs of arbitration will be paid by the Company; the costs of legal representation for the claimant or witness costs for the claimant will be borne by the claimant; provided, that, as part of his or her award, the Arbitrator may require the Company to reimburse the claimant for all or a portion of such amounts.

  The arbitrator will have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. Nonetheless, the arbitrator will have absolute discretion in the exercise of its powers in this Plan. Arbitration decisions will not establish binding precedent with respect to the administration or operation of the Plan.

6.8
Receipt and Release of Necessary Information. In implementing the terms of this Plan, the PAC and Plan Administrator, as applicable, may, without the consent of or notice to any person, release to or obtain from any other insuring entity or other organization or person any information, with respect to any person, which the PAC or Plan Administrator deems to be necessary for such purposes. Any person claiming benefits under this Plan will furnish to the PAC or Plan Administrator, as applicable, such information as may be necessary to determine eligibility for and amount of benefit, as a condition of claiming and receiving such benefit.

6.9
Overpayment and Underpayment of Benefits. The Plan Administrator may adopt, in its sole and absolute discretion, whatever rules, procedures and accounting practices are appropriate in providing for the collection of any overpayment of benefits. If a Participant, Surviving Spouse or Eligible Child receives an underpayment of benefits, the Plan Administrator will direct that payment be made as soon as practicable to make up for the underpayment. If an overpayment is made to a Participant, Surviving Spouse or Eligible Child, for whatever reason, the Plan Administrator may, in its sole and absolute discretion, withhold payment of any further benefits under the Plan until the overpayment has been collected or may require repayment of benefits paid under this Plan without regard to further benefits to which the Participant, Surviving Spouse or Eligible Child may be entitled.

End of Article VI

ARTICLE VII

CONDITIONS RELATED TO BENEFITS

7.1
No Right to Assets. Neither a Participant nor any other person will acquire by reason of the Plan any right in or title to any assets, funds or property of the Employer whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. The Company has established the Trust, however, to assist in the payment of benefits under this Plan. Without limiting the generality of the foregoing, Section 1(d) of the Trust provides as follows:

    Plan participants and their beneficiaries will have no preferred claim on, or any beneficial ownership interest in, any assets of the Company. Any rights created under the Plan and this Agreement will be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

  A Participant will have only an unsecured contractual right to the amounts, if any, payable hereunder.

7.2
No Employment Rights. Nothing herein will constitute a contract of continuing employment or in any manner obligate the Employer to continue the service of a Participant, or obligate a Participant to continue in the service of the Employer, and nothing herein will be construed as fixing or regulating the compensation paid to a Participant.

7.3
Right to Terminate or Amend. Except during any two (2) year period after any Change of Control of the Company, the Company reserves the sole right to terminate the Plan at any time and to terminate an Agreement with any Participant at any time. In the event of termination of the Plan or of a Participant's Agreement, a Participant will be entitled to only the vested portion of his or her accrued benefits under Article III of the Plan as of the time of the termination of the Plan or his or her Agreement. All further vesting and benefit accrual will cease on the date of Plan or Agreement termination. Benefit payments would be in the amounts specified and would commence at the time specified in Article III as appropriate.

  The Company further reserves the right in its sole discretion to amend the Plan in any respect except that Plan benefits cannot be reduced during any two (2)-year period after any Change of Control of the Company.

7.4
Offset. If at the time payments or installments of payments are to be made hereunder, any Participant or his or her Surviving Spouse or both are indebted to the Employer, then the payments remaining to be made to the Participant or his or her Surviving Spouse or both may, at the discretion of the PAC, be reduced by the amount of such indebtedness; provided, however, than an election by the PAC not to reduce any such payment or payments will not constitute a waiver of any claim for such indebtedness.

7.5
Conditions Precedent. No Retirement Benefits will be payable hereunder to any Participant:

(a)
whose Employment with the Employer is terminated because of his or her willful misconduct or gross negligence in the performance of his or her duties; or

(b)
who within three (3) years after Termination of Employment becomes an employee with or consultant to any third party engaged in any line of business in competition with the Employer (i) in a line of business in which Participant has performed services for the Employer, or (ii) that accounts for more than ten percent (10%) of the gross revenues of the Employer taken as a whole.

End of Article VII

ARTICLE VIII

MISCELLANEOUS

8.1
Gender and Number. Wherever appropriate herein, the masculine may mean the feminine and the singular may mean the plural or vice versa.

8.2
Notice. Any notice or filing required to be given or delivered to the PAC or Plan Administrator will include delivery to or filing with a person or persons designated by the PAC or Plan Administrator, as applicable, for the disbursement and the receipt of administrative forms. Delivery will be deemed to have occurred only when the form or other communication is actually received. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan.

8.3
Validity. In the event any provision of this Plan is held invalid, void or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provision of this Plan.

8.4
Applicable Law. This Plan will be governed and construed in accordance with the laws of the State of Texas.

8.5
Successors in Interest. This Plan will inure to the benefit of, be binding upon, and be enforceable by, any corporate successor to the Company or successor to substantially all of the assets of the Company.

8.6
No Representation on Tax Matters. The Company makes no representation to Participants regarding current or future income tax ramifications of the Plan.

End of Article VIII

IN WITNESS WHEREOF, this amended and restated Plan has been executed on this 11th day of April 2005, effective as of the date set forth above, except as specifically provided otherwise herein.

TENET HEALTHCARE CORPORATION

By:	/s/ DEBRA ANDONIE-WALL Debra L. Andonie-Wall Senior Director, Compensation and HRIS

EXHIBIT A

TENET HEALTHCARE CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AGREEMENT WITH PARTICIPANT

THIS AGREEMENT is made as of               , 200  by and between TENET HEALTHCARE CORPORATION, a Nevada corporation ("Tenet"), and                        ("Participant").

WHEREAS, Tenet has adopted the Tenet Healthcare Corporation Supplemental Executive Retirement Plan (the "Plan") for a select group of highly compensated or management employees of Tenet and its Subsidiaries (as defined in the Plan); and

WHEREAS, Tenet has determined that Participant is currently eligible to participate in the Plan; and

WHEREAS, the Plan requires that an agreement be entered into between Tenet and Participant setting out certain terms and benefits of the Plan as they apply to the Participant;

NOW, THEREFORE, Tenet and the Participant hereby agree as follows:

1.
The Plan is hereby incorporated into and made a part of this Agreement as though set forth in full herein. The parties will be bound by and have the benefit of each and every provision of the Plan, as amended from time to time.

2.
The Participant was born on                        , and his or her present employment with Tenet or a Subsidiary thereof, (i) for purposes of determining Years of Service under the Plan began on                  and (ii) for purposes of determining Vesting under Section 3.3 of the Plan began on                        .

  The Participant's spouse,                        , was born on                  . Participant's Eligible Children under the age of 21 and their dates of birth are as follows:

Name	Birth Date
, 19
, 19
, 19
, 19

  Participant agrees to notify the Plan Administrator promptly from time to time of any change in his or her spouse or Eligible Children.

3.
The Participant's "Existing Retirement Benefit Plans Adjustment Factor" under Article II of the Plan is X.XXXX percent.

4.
Payments under this Plan to the Participant generally will not begin until the Participant has incurred a Termination of Employment and attained Normal Retirement Age, subject to the Plan exception for earlier commencement with respect to Early Retirement Benefits or benefits payable on account of a Termination of Employment following a Change of Control. All benefits payable to a Participant by reason of a Termination of Employment will be subject to the six (6) month delay applicable to Key Employees. Payments under this Plan to the Participant's Surviving Spouse or Eligible Children will begin not later than the date specified in the Plan applicable to the occurrence of the event which entitles the Surviving Spouse or Eligible Children to payments under this Plan.

5.
This Agreement will inure to the benefit of and be binding upon Tenet and its successors and assigns and the Participant and his or her beneficiaries.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on               , 200  .

PARTICIPANT	TENET HEALTHCARE CORPORATION

	By:	Senior Vice President, Human Resources

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QuickLinks

  Exhibit 10(o)
TENET HEALTHCARE CORPORATION FIFTH AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN As of November 3, 2004
TABLE OF CONTENTS
ARTICLE I STATEMENT OF PURPOSE
ARTICLE II DEFINITIONS
ARTICLE III RETIREMENT BENEFITS
ARTICLE IV PAYMENT
ARTICLE V SPOUSAL CLAIMS
ARTICLE VI ADMINISTRATION OF THE PLAN
ARTICLE VII CONDITIONS RELATED TO BENEFITS
ARTICLE VIII MISCELLANEOUS
EXHIBIT A TENET HEALTHCARE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT WITH PARTICIPANT